Ben Franklin Bank of Illinois	REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Ben Franklin Bank of Illinois either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Ben Franklin Bank of Illinois called for on ________, 2006 and a Proxy Statement for the Special Meeting prior to the signing of this proxy card.

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Signature Date:

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Signature Date:

NOTE: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to the signature.

IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope

FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A “NO” VOTE

STOCK ORDER FORM
SEND OVERNIGHT PACKAGES TO:
Ben Franklin Financial, Inc. Attn: Stock Information Center 14 North Dryden Place Arlington Heights, Illinois 60004 (xxx)xxx-xxxx

Deadline: The Subscription Offering ends at 12:00 Noon, Arlington Heights, Illinois Time, on ______, 2006. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any of our branches by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Ben Franklin Financial, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	x	$10.00	=	(2) Total Amount Due

The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 10,000 shares ($100,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 30,000 shares ($300,000).

__________				__________

(3) Method of Payment		(4) Purchaser Information (check one)
Enclosed is a check, bank draft or money order payable to Ben Franklin Financial, Inc. for $__________.		a. `

Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Ben Franklin Bank of Illinois as of March 31, 2005. Enter information in Section 7 for all deposit accounts that you had at Ben Franklin Bank of Illinois on March 31, 2005.

I authorize Ben Franklin Bank of Illinois to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal:

b. `

Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Ben Franklin Bank of Illinois as of June 30, 2006 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Ben Franklin Bank of Illinois on June 30, 2006.

Account Numbers	Amounts
	$	c. `

Other Members - Check here if you were a depositor of Ben Franklin Bank of Illinois as of VOTING RECORD DATE. Enter information in Section 7 for all accounts that you had at Ben Franklin on VOTING RECORD DATE.

$

	$	d. `	Local Community -Natural persons residing in Cook County, IL.
Total Withdrawal	$	e. `	General Public

(5) Check if you (or a household family member) are a:  `  Director `  Officer `  Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

`	Individual	`	Individual Retirement Account (IRA)	`	Corporation
`	Joint Tenants	`	Uniform Transfer to Minors Act	`	Partnership
`	Tenants in Common	`	Uniform Gift to Minors Act	`	Trust - Under Agreement Dated

Name	SS# or Tax ID

Name	SS#

Address	Daytime Telephone #

City State Zip Code County	Evening Telephone #

(7) Accounts You should list any accounts that you may have or had with Ben Franklin Bank of Illinois in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.

Names on Accounts	Qualifying Accounts	Account Number

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated _____, 2006 and understand I may not change or revoke my order once it is received by Ben Franklin Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Ben Franklin Financial, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

_______________________________________	_______________________________________
Signature Date	Signature Date

Office Use Only: Date Rec’d____/____ Check#_____ $____Check#________ $______Batch#_____Order #_____Category_____

Ben Franklin Bank of Illinois	REVOCABLE PROXY

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of Ben Franklin Financial, Inc., I received a copy of the Prospectus dated                 , 2006, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page      of the prospectus:

1.	We are increasing our multi-family and commercial real estate loan organizations, increasing the risk in our loan portfolio.

2.	Future changes in interest rates could reduce our profits and equity.

3.	Our growth strategy will increase our expenses and may not be successful.

4.	Strong competition within our market area may limit our growth and profitability.

5.

If economic conditions deteriorate, particularly in the metropolitan Chicago area, our results of operations and financial condition could be adversely affected as borrowers’ ability to repay loans declines and the value of the collateral securing our loans decreases.

6.	If our allowance for loan losses in not sufficient to cover actual loan losses, our earning could decrease or be eliminated.

7.

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. This will increase our operating expenses.

8.	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

9.	We rely on our management team for the successful implementation of our business strategy.

10.	The future price of the shares of common stock may be less than the purchase price in the offering.

11.	There will be a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

12.	Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our common stock.

13.	Our stock benefit plans will increase our costs, which will reduce our income.

14.	The implementation of a stock-based incentive plan may dilute your ownership interest.

15.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds could reduce our profits.

16.	Persons who purchase in the offering will own a minority of Ben Franklin Financial, Inc.’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

17.	Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.

18.

The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board or directors and may also prevent or impede a change in control.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

BEN FRANKLIN FINANCIAL, INC.                     Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 10,000 shares (10,000 shares x $10.00 per share = $100,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 30,000 shares (30,000 shares x $10.00 per share = $300,000) of the common stock offered in the stock offering. For additional information, see “THE REORGANIZATION AND STOCK OFFERING- Limitations on stock purchases” in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at a Ben Franklin branch) or by check, bank draft or money order payable to Ben Franklin Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at the bank’s statement savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate at Ben Franklin Bank of Illinois (“Ben Franklin”) insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Ben Franklin will waive any applicable penalties for early withdrawal from certificate accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Ben Franklin, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Ben Franklin Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (xxx) xxx-xxxx. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Ben Franklin in the box located under the heading “Additional Qualifying Accounts”. These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 14 North Dryden Place, Arlington, IL or at Ben Franklin’s other branch offices by the end of the subscription offering on September xx, 2006 at 12:00 noon, Arlington Heights, Illinois Time.

(See Reverse Side for Stock Ownership Guide)

BEN FRANKLIN FINANCIAL, INC.                         Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Illinois and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IL or UGMA-Other State. List only the minor’s social security number.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Ben Franklin. The stock cannot be held in your Ben Franklin account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:

On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #             .

Address will be that of the broker / trust department to where the stock certificate will be sent.

The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)